United States

Securities and Exchange Commission

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

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Hawk Systems, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL  33431

(Address of principal executive offices)  (Zip Code)

(561) 962-2885

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On May 10, 2010, Hawk Systems, Inc. (the “Company”) signed a non-binding agreement with First United, Inc. to install the Company’s identification software into up to 6 ATM machines in the New York Metropolitan area on a pilot program basis.  There can be no assurance that any subsequent sale or other transaction will be successfully consummated.

A copy of the press release issued by the Company with respect to the non-binding agreement is attached hereto as Exhibit 99.1.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements in this report are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any subsequent date.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is furnished pursuant to Item 8.01:

99.1

Press Release issued by Hawk Systems, Inc. on May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date:	May 14, 2010		/s/ Michael Diamant
		By:	Michael Diamant, Chief Executive Officer

EXHIBIT INDEX

99.1

Press Release issued by Hawk Systems, Inc. on May 10, 2010.